UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 271049 Littleton, Colorado	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(720) 278-2460

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation and Appointment

Effective as of March 31, 2022, Kenneth J. Mushinski resigned as a director of Rare Element Resources Ltd. (the “Registrant”) and as a member of the Nominating, Corporate Governance and Compensation Committee (the “NCG&C Committee”) of the board of directors of the Registrant (the “Board”).  His resignation was not the result of any disagreement with the Registrant on any matter related to the Registrant’s operations, policies or practices.

On March 31, 2022, pursuant to the terms of the Investment Agreement, dated October 2, 2017, between Synchron, a California corporation and the Registrant’s largest shareholder (“Synchron”), and the Registrant, Synchron designee Nicole J. Champine was appointed to the Board.  In addition, Ms. Champine (i) was named a member of the NCG&C Committee of the Board and (ii) entered into an indemnity agreement with the Registrant on the same terms as those contained in the indemnity agreements with the Registrant’s other directors.  Ms. Champine is the Vice President and General Counsel of Cordillera Corporation, an affiliate of Synchron.

Chief Financial Officer Appointment

On March 28, 2022, Wayne E. Rich was appointed as the Chief Financial Officer of the Registrant.

Mr. Rich, 57, most recently served as Vice President of Finance, Treasurer and Corporate Secretary of Eden Innovations LLC from August 2017 to March 2022.  He served as Chief Financial Officer of Star Mountain Resources, Inc. from November 2015 to January 2017, and as Chief Financial Officer of Northern Zinc, LLC from May 2015 to November 2015, when it was acquired by Star Mountain Resources, Inc., which filed for Chapter 11 bankruptcy protection in February 2018.  Mr. Rich served in various capacities at Prospect Global Resources, Inc., a publicly traded mining company, including as Chief Financial Officer and Vice President of Finance (September 2011–December 2012) and Senior Vice President of Accounting and Treasury (December 2012–May 2014).  From October 2008 to September 2011, he served as Treasurer and Director of Corporate Finance of Thompson Creek Metals Inc., a publicly traded metals and mining company.  Prior to that, he served in several capacities at The Doe Run Resources Corporation, an integrated mining and metals manufacturing company, from August 1998 to October 2008, including as Treasurer (April 2007–October 2008) and Assistant Treasurer (July 2004–April 2007).  Mr. Rich began his career with KPMG Peat Marwick. Mr. Rich holds a Master’s in Business Administration from Illinois State University and a Bachelor’s of Science in Accountancy from Eastern Illinois University.  There are no family relationships between Mr. Rich and any director or executive officer of the Registrant, and there are no transactions between Mr. Rich and the Registrant that require disclosure pursuant to Item 404 of Regulation S-K.

Pursuant to an employment agreement (the “Employment Agreement”) between Mr. Rich and Rare Element Resources, Inc., a Wyoming corporation and wholly owned subsidiary of the Registrant (the “Company”), (i) Mr. Rich’s initial annual base salary is US$215,000, (ii) Mr. Rich will be eligible to receive an annual performance bonus and such long-term incentive awards as may be determined by the Board, and (iii) Mr. Rich will be eligible to participate in the employee benefit programs of the Registrant.

Pursuant to the terms of the Employment Agreement, Mr. Rich is entitled to separation benefits in the event that his employment is terminated by the Company without “cause” (as defined in the Employment Agreement) or by Mr. Rich for “good reason” (as defined in the Employment Agreement) due to certain reasons, including a material change in title or duties, a material reduction in compensation, a material geographic relocation, a material breach of the Employment Agreement by the Company or the failure by the Company to maintain reasonable directors and officers liability insurance acceptable to the Board, in each case which the Company has failed to cure.  The severance payment to be received by Mr. Rich upon termination under the circumstances described above will be equal to one year of Mr. Rich’s base salary in effect on the date of termination and paid to Mr. Rich in a lump sum 60 days after the date of such termination.  In addition, Mr. Rich’s equity incentive awards will vest as of the date of termination, provided that Mr. Rich executes a general release of claims.

Pursuant to the terms of the Employment Agreement, Mr. Rich will be indemnified by the Company for all losses, settlements and other amounts arising from all claims or proceedings in which Mr. Rich may be involved relating to the business or affairs of the Company if in each case Mr. Rich acted in good faith and in a manner that he believed to be in the best interest of the Company, and his conduct did not constitute gross negligence or willful or wanton misconduct.  In addition, during the term of Mr. Rich’s employment and for six years after his employment terminates, or so long as the Company’s directors and officers liability insurance or indemnification policy (“D&O Policy”) remains in effect, whichever period is shorter, Mr. Rich will be entitled to coverage under the D&O Policy.

As consideration for the separation benefits under the Employment Agreement, Mr. Rich agreed to certain confidentiality obligations with respect to proprietary information of the Company, the Registrant, and their respective parents, subsidiaries and related entities (the “Company Group”) gained as a result of his employment.  In addition, Mr. Rich is subject to non-compete provisions under the Employment Agreement that prohibit him from engaging in any “competitive business” (as defined in the Employment Agreement) during the term of the Employment Agreement or for a period of one year following termination within certain geographical boundaries based on the locations where the Company Group does business.  Mr. Rich is also prohibited during the term of the Employment Agreement and for one year following termination from soliciting the services of any employee of the Company Group or the business of any customer of the Company Group.

The foregoing description of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with his appointment as Chief Financial Officer, Mr. Rich received options to purchase 125,000 common shares of the Company. The stock options have a term of ten years and one-third of the grant will vest on each of the one-year, two-year and three-year anniversaries following the grant date.

Item 7.01Regulation FD Disclosure.

On March 29, 2022, Rare Element Resources Ltd. issued a press release announcing, among other things, the appointment of Mr. Rich as Chief Financial Officer of the Registrant.  A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.1, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1*	Employment Agreement. Dated as of March 28, 2022, by and between Rare Element Resources, Inc. and Wayne Rich
99.1	Press release, dated as of March 29, 2022
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101.

* Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 31, 2022

RARE ELEMENT RESOURCES LTD.

By:	/s/ Randall J. Scott
Name:	Randall J. Scott
Title:	President and Chief Executive Officer